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                                                                    Exhibit 21.1


Subsidiary                                         Jurisdiction of Incorporation
----------                                         -----------------------------

Ocean Power Technologies Ltd                       United Kingdom

Ocean Power Technologies (Australasia) Pty Ltd     Australia

Reedsport OPT Wave Park LLC                        Oregon

Oregon Wave Energy Partners I, LLC                 Delaware

Oregon Wave Energy Partners II, LLC                Delaware

Fairhaven OPT Ocean Power, LLC                     California